================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               HEALTH POWER, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[HEALTH POWER LOGO]

                               HEALTH POWER, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 28, 1997

To the Stockholders of
HEALTH POWER, INC:

     Notice is hereby given that the Annual Meeting of Stockholders of Health Power, Inc. (the "Company") will be held at the Hyatt On Capitol Square, 75 East State Street, Columbus, Ohio 43215, on Wednesday, May 28, 1997, at 3:00 p.m., local time, for the following purposes:

          1. To elect four Class II directors, each to hold office for a three-year term and until a successor is elected and qualified.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on April 17, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     In order that your shares may be represented at this meeting and to assure a quorum, please sign and return the enclosed proxy promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend and wish to vote in person, at your request we will cancel your proxy.

                                            By Order of the Board of Directors

                                            DR. ELLIOTT P. FELDMAN
                                            Secretary

Dated: April 28, 1997

                               HEALTH POWER, INC.
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is being furnished to the holders of shares of common stock, $0.01 par value (the "Shares"), of Health Power, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") to be used at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt On Capitol Square, 75 East State Street, Columbus, Ohio 43215, on Wednesday, May 28, 1997, at 3:00 p.m., local time, for the purposes set forth on the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement and the form of proxy will be first sent to stockholders is April 28, 1997.

     Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated, the Shares will be voted to elect as directors of the Company the nominees named in this Proxy Statement. Any proxy may be revoked at any time prior to its exercise by delivery to the Company of a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A stockholder's presence at the Annual Meeting does not by itself revoke the proxy.

     The close of business on April 17, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 3,819,115 Shares. Each Share is entitled to one vote.

                             ELECTION OF DIRECTORS

     The number of directors currently is fixed at ten. The Board is divided into three classes, Class I, Class II, and Class III, with three directors in both Class I and Class III and four directors in Class II. Directors in each class are elected to three-year terms. The terms of office of one class of directors expire each year at the annual meeting of stockholders and at such time as their successors are duly elected and qualified. The term of office of the Class II directors expires concurrently with the holding of the Annual Meeting, and the four incumbent directors in such Class have been nominated for re-election. There is no cumulative voting in the election of directors, and those nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be counted in determining the votes cast in the elections of directors and will not have a positive or negative effect on the election.

     At the Annual Meeting, Shares represented by proxies, unless otherwise specified, will be voted to elect the nominees named below as Class II directors for a three-year term expiring in 2000. In the event that any nominee named below as a Class II director is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

                               CLASS II DIRECTORS
                            (NOMINEES FOR ELECTION)

           NAME OF
      NOMINEE/DIRECTOR                                             DIRECTOR OF       SHARES
       AND POSITION(S)                 PRINCIPAL OCCUPATION(S)         THE        BENEFICIALLY      % OF
        WITH COMPANY           AGE    DURING THE PAST FIVE YEARS  COMPANY SINCE   OWNED  (1)        CLASS
-----------------------------  ---    --------------------------  -------------   ------------      -----
Robert S. Garek,               58     Partner in Feibel-Garek          1986             18,360         *
  Director                            Realtors, a real estate
                                      development firm, since
                                      1965.

Frank R. Nutis,                75     President of Nutis Press,        1986             24,365         *
  Director                            Inc., a printing and
                                      lithograph company, since
                                      1949.

Dr. Burt E. Shear,             74     Retired physician.(2)            1991             71,888       1.9%
  Director

Robert J. Bossart,             45     Chief Executive Officer of       1995            293,581       7.7%
  Director                            CompManagement, Inc., a
                                      wholly owned subsidiary of
                                      the Company
                                      ("CompManagement"), a
                                      workers' and unemployment
                                      compensation consulting
                                      firm, since September
                                      1996, and prior to that,
                                      the President of
                                      CompManagement since its
                                      formation in 1984. Chief
                                      Executive Officer of
                                      CompManagement Health
                                      Systems, Inc., a wholly
                                      owned subsidiary of
                                      CompManagement
                                      ("CompManagement Health
                                      Systems"), since it
                                      initiated operations in
                                      September 1996.
                                      CompManagement was
                                      acquired by the Company in
                                      July 1995.

     Set forth below is information relating to Class III and Class I directors, whose terms of office will continue after the Annual Meeting.

                              CLASS III DIRECTORS
                            (TERMS EXPIRING IN 1998)

      NAME OF DIRECTOR                                             DIRECTOR OF       SHARES
       AND POSITION(S)                 PRINCIPAL OCCUPATION(S)         THE        BENEFICIALLY      % OF
        WITH COMPANY           AGE    DURING THE PAST FIVE YEARS  COMPANY SINCE   OWNED  (1)        CLASS
-----------------------------  ---    --------------------------  -------------   ------------      -----
Thomas E. Beaty, Jr.,          59     President and Chief              1990             93,479(3)    2.4%
  President, Chief Operating          Operating Officer of the
  Officer, and Director               Company since May 1990.

Dr. Elliott P. Feldman,        58     Secretary of the Company         1985             88,793       2.3%
  Secretary and Director              since its formation in
                                      March 1985. Practicing
                                      physician since 1965.(4)

Dr. Bernard F. Master,         55     Chairman of the Board and        1985          1,249,292(6)   32.6%
  Chairman of the Board,              Chief Executive Officer of
  Chief Executive Officer,            the Company since its
  and Director                        formation in March
                                      1985.(5)

                              CLASS I DIRECTORS(7)
                            (TERMS EXPIRING IN 1999)

      NAME OF DIRECTOR                                             DIRECTOR OF       SHARES
       AND POSITION(S)                 PRINCIPAL OCCUPATION(S)         THE        BENEFICIALLY      % OF
        WITH COMPANY           AGE    DURING THE PAST FIVE YEARS  COMPANY SINCE   OWNED  (1)        CLASS
-----------------------------  ---    --------------------------  -------------   ------------      -----
Crystal A. Kuykendall, Ph.D.,  47     President of Kreative &          1995              3,280         *
  J.D., Director                      Innovative Resources for
                                      Kids, Inc., a company that
                                      provides products and
                                      serves to advance the
                                      technical development of
                                      youths, since 1990.

---------------

*Less than 1%

(1) Beneficial ownership as of April 14, 1997. Except as otherwise indicated in the notes to this table, the persons named in the table and their spouses have sole voting and investment power with respect to all Shares owned by them. This table does not include options for Shares which are not currently exercisable or not exercisable within 60 days of April 14, 1997. For each of the directors, this table includes the following number of Shares which may be acquired upon the exercise of currently exercisable options: Mr. Garek--12,880 Shares; Mr. Nutis--14,325 Shares; Dr. Schear--8,663 Shares; Mr. Bossart--2,000 Shares; Mr. Beaty--15,488 Shares; Dr. Feldman--16,614 Shares; Dr. Master--13,556 Shares; and Dr. Kuykendall--2,000 Shares.

(2) Dr. Burt E. Schear is a 50% stockholder and president of Burt E. Schear, M.D. & Associates, Inc. The medical clinics operated by this corporation are providers for the Company's HMO. See "Executive Compensation -- Certain Relationships and Related Transactions."

(3) Includes 100 Shares held by Mr. Beaty as custodian for his grandchild.

(4) Dr. Feldman is the sole stockholder of two corporations which each operate a medical clinic which are providers for the Company's HMO. See "Executive Compensation -- Certain Relationships and Related Transactions."

(5) Dr. Master is the sole stockholder of a corporation which operates medical clinics which are providers for the Company's HMOs. See "Executive Compensation -- Certain Relationships and Related Transactions."

(6) Includes 1,400 Shares owned by a trust of which Dr. Master is the trustee.

(7) There are currently two vacancies in the Class I directors.

     In addition to the Shares beneficially owned by Dr. Master and Messrs. Beaty and Bossart, as set forth above, Jonathan R. Wagner and Richard T. Kurth, the other named executive officers in the Summary Compensation Table set forth below, beneficially owned 293,581 Shares (7.7%) and 58,716 Shares (1.5%), respectively, of the Company as of April 14, 1997, and these persons have sole voting and investment power with respect to all Shares owned by them. The foregoing amounts do not include options for Shares which are not currently exercisable or not exercisable within 60 days of April 14, 1997. The foregoing amounts include 2,000 Shares, in the case of Mr. Wagner, and 1,000 Shares, in the case of Mr. Kurth, which may be acquired upon the exercise of currently exercisable options. As of April 14, 1997, all directors and executive officers of the Company, as a group (11 persons), beneficially owned 2,197,098 (57.5%) Shares. The foregoing amount includes 88,526 Shares which may be acquired by the directors and executive officers, as a group, upon the exercise of currently exercisable options.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     Set forth below is summary information regarding the annual and long-term compensation of the Company's chief executive officer and its four most highly compensated executive officers, other than the chief executive officer, at the end of 1996:

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                             ANNUAL COMPENSATION     -----------------
                                            ---------------------    SHARES UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION(1)    YEAR    SALARY(2)     BONUS       OPTIONS GRANTED     COMPENSATION(3)
----------------------------------  ----    ---------    --------    -----------------    ---------------
Dr. Bernard F. Master,              1996    $ 182,450    $    -0-          11,452             $ 1,382
Chairman of the Board and Chief     1995    $ 161,829    $    -0-          10,274             $ 1,357
Executive Officer of the Company    1994    $ 160,000    $ 12,000          19,508             $ 1,570

Thomas E. Beaty, Jr.,               1996    $ 150,400    $    -0-          16,894             $ 1,223
President and Chief Operating       1995    $ 128,000    $    -0-           6,764             $ 1,500
Officer of the Company              1994    $ 120,000    $172,837          19,608             $ 2,301

Robert J. Bossart,                  1996    $ 260,036    $    -0-           4,642             $ 1,687
Chief Executive Officer of          1995    $ 211,708    $    -0-           8,000             $ 2,250
CompManagement and                  1994    $ 215,828    $140,000                             $ 1,732
CompManagement Health
Systems(4)(5)

Jonathan R. Wagner,                 1996    $ 306,106    $    -0-           4,286             $ 1,781
President of CompManagement(4)(6)   1995    $ 259,287    $    -0-           8,000             $ 2,250
                                    1994    $ 231,431    $140,000                             $ 1,739

Richard T. Kurth,                   1996    $ 176,516    $    -0-           3,214             $ 1,714
Executive Vice President of         1995    $ 155,089    $    -0-           4,000             $ 2,250
CompManagement(4)(7)                1994    $ 105,445    $ 70,000                             $ 1,549

---------------

(1) Each of the named executive officers has an employment agreement with one of the Company's subsidiaries. See "-- Employment Agreements."

(2) Includes amounts contributed by the named executive officer to 401(k) retirement plans.

(3) Represents amounts contributed as matching contributions to 401(k) retirement plans.

(4) The Company acquired CompManagement in July 1995. The acquisition was accounted for as a pooling of interests.

(5) Salary includes sales commissions of $96,581, $57,707, and $113,768 for Mr. Bossart for 1996, 1995, and 1994, respectively.

(6) Salary includes sales commissions of $154,331, $116,301, and $136,801 for Mr. Wagner for 1996, 1995, and 1994, respectively.

(7) Salary includes sales commissions of $54,056, $39,714, and $28,915 for Mr. Kurth for 1996, 1995, and 1994, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all grants of stock options to the executive officers named in the Summary Compensation Table during 1996:

                                                                                                         POTENTIAL
                                                                                                    REALIZABLE VALUE AT
                                                   INDIVIDUAL GRANTS                                  ASSUMED ANNUAL
                       -------------------------------------------------------------------------      RATES OF STOCK
                       NUMBER OF SECURITIES                                                         PRICE APPRECIATION
                            UNDERLYING          % OF TOTAL OPTIONS     EXERCISE OR                  FOR OPTION TERM(2)
                         OPTIONS GRANTED       GRANTED TO EMPLOYEES    BASE PRICE     EXPIRATION    -------------------
        NAME                   (#)                IN FISCAL YEAR        ($/SH)(1)        DATE        5%($)      10%($)
---------------------  --------------------    --------------------    -----------    ----------    -------    --------
Dr. Bernard F. Master         11,452                   15.3%              $9.00        04/30/06     $64,819    $164,264
Thomas E. Beaty, Jr.          16,894                   22.5%              $9.00        04/30/06     $95,621    $242,322
Robert J. Bossart              4,642                    6.2%              $7.00        07/20/06     $20,435    $ 51,787
Jonathan R. Wagner             4,286                    5.7%              $7.00        07/20/06     $18,868    $ 47,815
Richard T. Kurth               3,214                    4.3%              $7.00        07/20/06     $14,149    $ 35,856

---------------

(1) The per share exercise price is equal to the fair market value of the Shares on the date of grant.

(2) The dollar amounts under the 5% and 10% columns in the table are the result of calculations required by the rules of the Securities and Exchange Commission.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following table sets forth stock option exercises during 1996 by the executive officers named in the Summary Compensation Table and the value of in-the-money stock options held by those individuals as of December 31, 1996:

                                                                        NUMBER OF SHARES
                                                                     UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                                           OPTIONS AT          IN-THE-MONEY OPTIONS
                                                                           12/31/96(#)            AT 12/31/96 ($)
                         SHARES ACQUIRED                                  EXERCISABLE/             EXERCISABLE/
         NAME             ON EXERCISE(#)     VALUE REALIZED($)(1)         UNEXERCISABLE          UNEXERCISABLE(2)
-----------------------  ----------------   ----------------------   -----------------------   ---------------------
Dr. Bernard F. Master          -0-                   -0-                  13,556/27,778                $0/$0
Thomas E. Beaty, Jr.           -0-                   -0-                  15,488/27,778                $0/$0
Robert J. Bossart              -0-                   -0-                  2,000/10,642                 $0/$0
Jonathan R. Wagner             -0-                   -0-                  2,000/10,286                 $0/$0
Richard T. Kurth               -0-                   -0-                   1,000/6,214                 $0/$0

---------------

(1) Aggregate market value of the Shares covered by the option less the aggregate price paid by the executive officer.

(2) The value of in-the-money options was determined by subtracting the exercise price from the closing price of the Shares as of December 31, 1996.

PERFORMANCE GRAPH

     The line graph below provides a comparison of the cumulative total return on $100 invested on March 3, 1994, in shares of common stock of the Company, the Nasdaq Stock Market -- United States Index ("Nasdaq Index"), and the Dow Jones Health Care Providers Index ("DJ Health Care Index"), with dividends reinvested. The shares of the Company were first available to the public on March 3, 1994.

[GRAPH]


                     COMPARISON OF CUMULATIVE TOTAL RETURNS

        MEASUREMENT PERIOD                                                    DJ HEALTH CARE
      (FISCAL YEAR COVERED)          HEALTH POWER, INC     NASDAQ INDEX            INDEX
3/03/94                                  $100                $100                $100
12/31/94                                 $129                $ 97                $ 94
12/31/95                                 $ 68                $137                $121
12/31/96                                 $ 22                $168                $136

EMPLOYMENT AGREEMENTS

     Dr. Bernard F. Master, the Company's Chairman and Chief Executive Officer, has had successive one-year employment agreements with Health Power Management Corporation, the Company's wholly owned management company subsidiary ("HPMC"), since May 1991. The term of his current agreement expires in May 1998. Dr. Master's annual base salary under his current employment agreement is $192,000. Dr. Master's employment agreement provides him with disability insurance benefits in addition to those benefits provided to all of the Company's personnel and a discretionary cash bonus in an amount determined by the Company's Compensation Committee. Under his employment agreement, Dr. Master receives "Formula Vesting Options" under the Health Power, Inc. 1994 Executive Performance Stock Option Plan, as amended (the "Executive Plan"), exercisable for a number of Shares determined to be appropriate by the Company's Compensation Committee, which Shares vest in accordance with the formula calculations set forth in the Executive Plan.

     Thomas E. Beaty, Jr., the Company's President and Chief Operating Officer, has had successive employment agreements with HPMC since May 1990. Mr. Beaty's current employment agreement expires in May 1997, but has been extended until May 1998. Mr. Beaty's annual base salary under his current employment agreement is $160,000. Mr. Beaty has also agreed to abide by certain noncompetition and confidentiality provisions in the agreement. If Mr. Beaty's employment is terminated because of a change in control of the Company, Mr. Beaty will be entitled to receive severance pay in the amount of his then-current base salary, fringe benefits otherwise receivable under the agreement for up to one year, and the reimbursement of certain expenses related to obtaining new employment.

     Mr. Beaty's employment agreement also provides for cash and stock incentive bonuses. Mr. Beaty is entitled to receive a cash incentive bonus for a given year if the Company's consolidated after-tax net income ("net income") for that year exceeds the prior year's net income. The amount of the cash incentive bonus is limited to a maximum amount which is established each year by the Company's Compensation Committee. The Compensation Committee also establishes a targeted net income amount for each year which serves as a challenging but achievable net income goal for the Company for that year. If the net income for a year equals or exceeds the targeted net income amount for that year, Mr. Beaty receives the maximum cash bonus, which is $125,000 for 1997. If net income is less than the targeted net income amount but greater than the prior year's net income, the amount of the cash incentive bonus is prorated based on the difference between the net income in excess of the prior year's net income and the targeted net income amount. Additionally, under his employment agreement, Mr. Beaty receives Formula Vesting Options and "Discretionary Vesting Options" under the Executive Plan. The number of Shares subject to Formula Vesting Options and Discretionary Vesting Options granted each year depends on (a) the maximum cash bonus established for that year and (b) the number of such Options which received accelerated vesting treatment from prior years. The Shares subject to the Formula Vesting Options and the Discretionary Vesting Options vest in the manner set forth in the Executive Plan.

     Robert J. Bossart, the Chief Executive Officer of CompManagement and CompManagement Health Systems, has a five-year employment agreement with CompManagement which expires in July 2000. Mr. Bossart's employment agreement provides for the payment of an annual salary of $156,168 plus sales commissions. Mr. Bossart has also agreed to abide by certain noncompetition and confidentiality provisions in the agreement. Mr. Bossart is also entitled to receive certain severance benefits. If Mr. Bossart's employment is terminated for any reason other than just cause, or is terminated at the end of the five-year term of the agreement, then Mr. Bossart will receive one of the following amounts: (a) if prior to such termination there has been a change in control of the Company, an amount equal to two times his base salary plus two times the commissions earned by him for the last full performance year of his employment; or (b) in any other event, an amount equal to two times his base salary plus the commissions earned by him during the one-year period immediately prior to such termination. Severance benefits also include the receipt of fringe benefits otherwise receivable under the agreement until the earlier of two years after the date of termination or the date any such benefit is provided by another employer.

     Under his employment agreement, Mr. Bossart receives Formula Vesting Options and Discretionary Vesting Options under the Executive Plan. The number of Shares subject to Formula Vesting Options and Discretionary Vesting Options granted each year is based upon (a) a percentage of the maximum cash bonus established for that year for the president of HPMC and (b) the number of such Options previously granted to Mr. Bossart which received accelerated vesting treatment from prior years. The Shares subject to the Formula Vesting Options and the Discretionary Vesting Options vest in the manner set forth in the Executive Plan. Mr. Bossart is also entitled to participate in cash bonus arrangements generally made available to all of the Company's personnel.

     Jonathan R. Wagner, the President of CompManagement, has a five-year employment agreement with CompManagement which expires in July 2000. Mr. Wagner's employment agreement provides for the payment of an annual salary of $145,008 plus sales commissions. Mr. Wagner has also agreed to abide by certain noncompetition and confidentiality provisions in the agreement. Mr. Wagner is also entitled to receive certain severance benefits. If Mr. Wagner's employment is terminated for any reason other than just cause, or is terminated at the end of the five-year term of the agreement, then Mr. Wagner is to receive one of the following amounts: (a) if prior to such termination there has been a change in control of the Company, an amount equal to two times his base salary plus two times the commissions earned by him for the last full performance year of his employment; or (b) in any other event, an amount equal to two times his base salary plus the commissions earned by him during the one-year period immediately prior to such termination. Severance benefits also include the receipt of fringe benefits otherwise receivable under the agreement until the earlier of two years after the date of termination or the date any such benefit is provided by another employer.

     Under his employment agreement, Mr. Wagner receives Formula Vesting Options and Discretionary Vesting Options under the Executive Plan. The number of Shares subject to Formula Vesting Options and Discretionary Vesting Options granted each year is based upon (a) a percentage of the maximum cash bonus established for that year for the president of HPMC and (b) the number of such Options previously granted to

Mr. Wagner which received accelerated vesting treatment from prior years. The Shares subject to the Formula Vesting Options and the Discretionary Vesting Options vest in the manner set forth in the Executive Plan. Mr. Wagner also is entitled to participate in cash bonus arrangements generally made available to all of the Company's employees.

     Richard T. Kurth, the Executive Vice President of CompManagement, has a five-year employment agreement with CompManagement which expires in July 2000. Mr. Kurth's employment agreement provides for the payment of an annual salary of $117,000 plus sales commissions. Mr. Kurth has also agreed to abide by certain noncompetition and confidentiality provisions in the agreement. Mr. Kurth is also entitled to receive certain severance benefits. If Mr. Kurth's employment is terminated for any reason other than just cause, or is terminated at the end of the five-year term of the agreement, then Mr. Kurth is to receive one of the following amounts: (a) if prior to such termination there has been a change in control of the Company, an amount equal to two times his base salary plus two times the commissions earned by him for the last full performance year of his employment; or (b) in any other event, an amount equal to two times his base salary plus the commissions earned by him during the one-year period immediately prior to such termination. Severance benefits also include the receipt of fringe benefits otherwise receivable under the agreement until the earlier of two years after the date of termination or the date any such benefit is provided by another employer.

     Under his employment agreement, Mr. Kurth receives Formula Vesting Options and Discretionary Vesting Options under the Executive Plan. The number of Shares subject to Formula Vesting Options and Discretionary Vesting Options granted each year is based upon (a) a percentage of the maximum cash bonus established for that year for the president of HPMC and (b) the number of such Options previously granted to Mr. Kurth which received accelerated vesting treatment from prior years. The Shares subject to the Formula Vesting Options and the Discretionary Vesting Options vest in the manner set forth in the Executive Plan. Mr. Kurth also is entitled to participate in cash bonus arrangements generally made available to all of the Company's employees.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The Board has established an Executive Committee, a Compensation Committee, an Audit and Finance Committee, a 1994 Stock Option Plan Committee, and a 1994 Executive Performance Stock Option Plan Committee. The Board has no standing nominating committee or other committee performing similar functions.

     The Executive Committee, whose current members are Drs. Master and Feldman and Messrs. Beaty, Garek, and Nutis, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee did not meet during 1996.

     The Compensation Committee, whose current members are Dr. Kuykendall and Messrs. Garek and Nutis, is responsible for evaluating the compensation, fringe benefits, and perquisites provided to the Company's officers and adopting compensation policies applicable to the Company's executive officers, including the specific relationship, if any, of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company's chief executive officer should be based. In 1996, the Compensation Committee held one meeting and took action one time by written consent.

     The Audit and Finance Committee, whose current members are Drs. Master and Feldman and Mr. Garek, is responsible for recommending the appointment of the Company's auditors to the Board, reviewing with such auditors the scope and results of their audit, reviewing the Company's accounting functions, operations, and management, and considering the adequacy and effectiveness of the internal auditing controls and internal auditing methods and procedures of the Company. In 1996, the Audit and Finance Committee held one meeting.

     The 1994 Stock Option Plan Committee, whose current members are Dr. Kuykendall and Messrs. Garek and Nutis, is responsible for administering the 1994 Stock Option Plan. The 1994 Stock Option Plan Committee held one meeting and took action one time by written consent during 1996.

     The Compensation Committee has been designated to act as the 1994 Executive Performance Stock Option Committee and is responsible for administering the Executive Plan. The Compensation Committee held one meeting during 1996 with respect to matters pertaining to the Executive Plan.

     The Board held seven meetings and took action two times by written consent in 1996. Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during 1996, except for Crystal A. Kuykendall, who attended 71% of such meetings.

COMPENSATION OF DIRECTORS

     Directors of the Company who are not employees of the Company or any of its subsidiaries receive an annual retainer fee of $3,000, $500 for each Board or committee meeting attended, and the reimbursement of travel expenses. Directors who are employees receive no separate compensation for their services as a director. In addition, directors of the Company who are not employees receive stock options under the Company's 1993 Directors' Stock Option Plan. Under this plan, promptly following each annual meeting of stockholders of the Company, each eligible director is granted an option to purchase 1,000 Shares at the fair market value of such Shares on the last trading day prior to the annual meeting preceding the date of grant. Options are immediately exercisable in whole or in part and must be exercised within ten years of the grant date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons owning more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 1996 all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% stockholders were complied with by such persons.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert S. Garek, Crystal A. Kuykendall, and Frank R. Nutis serve as members of the Compensation Committee. No executive officer of the Company served during 1996 as a member of a compensation committee or as a director of any entity of which any of the Company's directors served as an executive officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the report of the Company's Compensation Committee, whose members are identified below, with respect to compensation reported for 1996 as reflected in the Summary Compensation Table set forth above.

     The Compensation Committee regularly reviews executive compensation policies and levels and evaluates the performance of management in the context of the Company's performance. The Compensation Committee is composed entirely of independent outside directors. The Compensation Committee believes that executive compensation for senior management must reward management for successful performance, provide management with incentives to accomplish the Company's goals and objectives, encourage correlation between management's performance and enhancement of stockholder value, and be sufficiently competitive to attract and retain key management personnel.

     In February 1996, the Compensation Committee met to review the performance of and to establish the 1996 compensation arrangements for Dr. Bernard F. Master, the Company's Chairman of the Board and Chief Executive Officer, and Thomas E. Beaty, Jr., the Company's President and Chief Operating Officer.

     Chairman of the Board and Chief Executive Officer. Dr. Master is the founder of the Company, its largest stockholder, and has been employed by the Company since its inception. Since May 1991, Dr. Master has served as Chairman of the Board and Chief Executive Officer of the Company pursuant to successive one-year employment agreements with HPMC. See "-- Employment Agreements."

     The Compensation Committee established a 1996 compensation package for Dr. Master which consisted of three components, an annual base salary, a discretionary cash bonus, and stock options. These components were reflected in a one-year employment agreement between Dr. Master and HPMC which was effective May 1, 1996. Under this agreement, Dr. Master's annual base salary was increased by $27,000 to $192,000. This was the first base salary increase for Dr. Master since May 1, 1994, and was done to bring his base salary more in-line with base salaries for chief executive officers of other similarly-sized HMOs. Because no bonuses were awarded to any of the Company's other employees in 1996 due to the Company's financial results, the Compensation Committee did not award any discretionary cash bonus to Dr. Master in 1996. Under his employment agreement, Dr. Master was also awarded a Formula Vesting Option to purchase 11,452 Shares at a price of $9.00 per share (the then current market price of the Shares) pursuant to the Executive Plan. These Shares will vest pursuant to the formula calculations set forth in the Executive Plan. The purpose of these options was to provide Dr. Master with an incentive to assist the Company to increase its net income from year-to-year, to maximize earnings, and to work toward increasing the market value of the Shares.

     President and Chief Operating Officer. Since May 1990, Thomas E. Beaty, Jr. has served as President and Chief Operating Officer of the Company pursuant to successive employment agreements with HPMC. In May 1994, Mr. Beaty entered into a three-year employment with HPMC which will be in effect until May 1, 1997. The Company and Mr. Beaty have agreed to extend this employment agreement for an additional one-year term. See "-- Employment Agreements."

     Mr. Beaty's employment agreement was structured with the following objectives: (a) to provide Mr. Beaty with an incentive to assist the Company to increase its net income from year-to-year, to maximize earnings, and to work toward increasing the market value of the Shares; (b) to provide him with an incentive to meet other Company goals not necessarily tied to financial performance; and (c) to provide him with stock-based compensation to more closely align his interests in the long-term appreciation of the Shares with those of the other stockholders. These objectives were met through the three compensation components of his employment agreement, an annual base salary, a cash incentive bonus tied to increases in the Company's net income from year-to-year, and stock options. Under this agreement, Mr. Beaty's annual base salary was increased by $28,000 to $160,000 for 1996. This was the first base salary increase for Mr. Beaty since May 1, 1994, and was done to bring his base salary more in-line with base salaries for chief operating officers of other similarly-sized HMOs. No cash incentive bonus was earned by Mr. Beaty for 1996 because of the Company's 1996 financial results. Under the terms of his employment agreement, Mr. Beaty was awarded a Formula Vesting Option to purchase 5,726 Shares at a price of $9.00 per share (the then current market price of the Shares) and a Discretionary Vesting Option to purchase 11,168 Shares at a price of $9.00, both of which were granted pursuant to the Executive Plan. These Shares will vest in the manner set forth in the Executive Plan.

     Other Executive Officers. The Compensation Committee believes the chief executive officer and chief operating officer should establish the compensation of senior management personnel, including the other named executive officers, to ensure that these individuals are responsive to the programs and directives of the chief executive officer and chief operating officer. Substantially all of the Company's other executive officers have entered into employment agreements for varying lengths of terms. These employment agreements are structured with the same objectives as Mr. Beaty's agreement and generally consist of three compensation components, an annual base salary, an incentive cash bonus, and stock options. The employment agreements with Robert J. Bossart, Jonathan R. Wagner, and Richard T. Kurth, the named executive officers other than Dr. Master and Mr. Beaty, were negotiated and entered into in connection with the Company's acquisition of CompManagement in 1995.

                              Robert S. Garek
                              Crystal A. Kuykendall, Ph.D, J.D.
                              Frank R. Nutis

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Health Power has entered into provider agreements with a number of physician groups affiliated with the Company's medical director and certain of its officers and directors. Except as otherwise provided below, these provider agreements are on the same terms and conditions as Health Power's provider agreements with unaffiliated physicians or physician groups. Affiliation with these providers by members of management of the Company may result in certain conflicts of interest between the Company and such individuals, such as with respect to the annual adjustment of provider fees or the retention or distribution of withholds by Health Power HMO, Inc. Such affiliated physician groups are Over-The-Rhine Family Practice and Fairmont Family Practice, both of which are owned by Affiliated Medical Practices, Inc., a corporation in which Dr. Bernard F. Master is the sole stockholder; Parsons Avenue Medical Clinic, Inc. and Westland Family Practice, Inc., both of which Dr. Elliott P. Feldman is the sole stockholder; Burt E. Schear & Associates, Inc., of which Dr. Burt E. Schear is a 50% stockholder; and Child Care Consultants, Inc., of which Dr. James E. Foy, the medical director of Health Power HMO, Inc., is a 50% stockholder. In addition, prior to March 1997, Affiliated Medical Practices, Inc. also owned Master Family Practice and Main Street MedCenter. For the fiscal year ended December 31, 1996, payments under provider agreements to affiliated physician groups amounted to $2,854,159. During such period, physician groups affiliated with the following members of management of the Company received the following amounts under their provider agreements: Dr. Bernard F. Master, $2,107,488; Dr. Elliott P. Feldman, $151,915; Dr. Burt E. Schear, $308,944; and
Dr. James E. Foy, $28,582.

     Under its provider agreement with Health Power HMO, Inc., Affiliated Medical Practices, Inc., a corporation in which Dr. Bernard F. Master is the sole stockholder, has agreed to provide medical services exclusively to members of Health Power HMO, Inc. In exchange for such exclusivity arrangement, Affiliated Medical Practices, Inc. receives additional capitation payments from Health Power HMO, Inc. During the fiscal year ended December 31, 1996, such additional capitation payments amounted to $305,385. This exclusivity arrangement was offered to all of Health Power HMO, Inc's. other primary care physicians or physician groups.

     The Company has entered into contracts to provide health care services to the employees and their dependents of physician groups affiliated with the Company's medical director and certain of its officers and directors. These contracts are substantially on the same terms as contracts with other employer groups. The commercial premiums from such physician groups amounted to $142,937 for 1996.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information with respect to the only persons known by the Company to be beneficial owners of 5% or more of the
Shares:

                                             AMOUNT AND NATURE OF
              NAME AND ADDRESS OF                 BENEFICIAL
                BENEFICIAL OWNER                 OWNERSHIP(1)         PERCENT OF OWNERSHIP
     --------------------------------------  --------------------     --------------------
     Dr. Bernard F. Master                         1,249,292(2)               32.6%
     560 East Town Street
     Columbus, Ohio 43215

     Heartland Advisors, Inc.                        681,500                  17.9%
     790 North Milwaukee St.
     Milwaukee, Wisconsin 53202

     Robert J. Bossart                               293,581                   7.7%
     5777 Frantz Road
     Dublin, Ohio 43017

     Jonathan R. Wagner                              293,581                   7.7%
     5777 Frantz Road
     Dublin, Ohio 43017


---------------

(1) Beneficial ownership as of April 14, 1997, except in the case of Heartland Advisors, Inc., which is as of December 31, 1996. Except as otherwise indicated in the notes to this table, the persons named in the table and their spouses have sole voting and investment power with respect to all Shares owned by them. This table does not include options for Shares which are not currently exercisable or not exercisable within 60 days of April 14, 1997. For the following persons, this table includes the following number of Shares which may be acquired upon the exercise of currently exercisable options: Dr. Master--13,556 Shares; Mr. Bossart--2,000 Shares; and Mr. Wagner--2,000 Shares.

(2) Includes 1,400 shares owned by a trust of which Dr. Master is the trustee.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P. has been retained by the Board as the independent public accountants for the Company for its fiscal year ending December 31, 1997.

     It is expected that a representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will be given an opportunity to make a statement if desired and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 annual meeting of stockholders must be received by the Company for inclusion in the proxy statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone or telegraph, and the Company will reimburse banks, brokers, and nominees for their out-of-pocket expenses incurred in sending proxy materials to the beneficial owners of Shares held by them. If there are follow-up requests for proxies, the Company may employ other persons for such purpose.

                                            DR. ELLIOTT P. FELDMAN
                                            Secretary

                                  HEALTH POWER, INC.

                                         PROXY

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints Dr. Bernard F. Master and Thomas E. Beaty, Jr., and each of them, with full power of substitution, proxies to vote and act with respect to all shares of common stock, $0.01 par value (the "Shares"), of Health Power, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt On Capitol Square, 75 East State Street, Columbus, Ohio 43215, on Wednesday, May 28, 1997, at 3:00 p.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the following proposals and any other matters that may properly come before the Annual Meeting.

       1. WITH [ ] OR WITHOUT [ ] AUTHORITY TO ELECT ALL NOMINEES LISTED BELOW AS CLASS II DIRECTORS (EXCEPT AS MARKED TO THE CONTRARY BELOW):

         Robert S. Garek  Frank R. Nutis  Dr. Burt E. Schear  Robert J. Bossart

       INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                     STRIKE A LINE THROUGH HIS NAME.

              (Continued, and to be dated and signed, on the other side)

                            (Continued from the other side)

       2.IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
         MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE PROPOSALS LISTED ABOVE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE UNDERSIGNED, BUT IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED TO ELECT ALL OF THE NOMINEES FOR DIRECTORS AS SET FORTH IN ITEM 1, ABOVE, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER WHICH PROPERLY COMES BEFORE THE ANNUAL MEETING.

                                                   Dated:             , 1997
                                                         -------------

                                                   -----------------------------
                                                    (Signature of Stockholder)

                                                   -----------------------------
                                                    (Signature of Stockholder)

                                                   (Please sign legibly exactly
                                                   as the name is printed on the
                                                   left.)

                                                   If the registration is as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please sign full
                                                   title as such.

                   PLEASE DATE, SIGN AND MAIL PROXY PROMPTLY